EMPLOYMENT AGREEMENT ENTERED INTO AT MONTREAL ON 18 OCTOBER, 2006




BETWEEN: MANARIS CORPORATION, having its head office at 1155 Rene-Levesque Blvd., Suite 2720, Montreal, province of Quebec, H3B 2K8, represented by Mr. John H. Simons, the Chairman of its Board of Directors, duly authorized for the purposes hereof as he so declares;


                              (Hereinafter referred to as "MANARIS")



AND: JOHN G. FRASER, domiciled and residing at 104 Elm Avenue, Toronto, province of Ontario, M4W 1P2;


                              (Hereinafter referred to as the "Employee")



WHEREAS MANARIS and the Employee wish to enter into an employment agreement according to the terms and conditions provided hereinafter;


WHEREAS MANARIS wishes to protect its legitimate business interest;


WHEREAS MANARIS operates businesses manufacturing and distributing fiber optic components and modules; environmental monitoring instruments and systems; and electronic devices providing wireless access, tracking and control of assets;


WHEREAS MANARIS operates particularly in Canada, United States and Europe;


WHEREAS as an essential condition of this Employment Agreement, the Parties wish to agree on confidentiality, non-competition and non-solicitation covenants in order to protect the legitimate business interest of MANARIS.

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THE PARTIES AGREE AS FOLLOWS:

The preamble forms part of the Agreement.

1.    FUNCTIONS

      1.1 The Employee shall act as President and Chief Executive Officer (President et chef de la direction) of MANARIS. The Employee shall report directly to the board of directors.

      1.2 MANARIS shall retain the services of the Employee as of October 1, 2006.

2.    TERM OF EMPLOYMENT

      2.1 The Employee's employment shall begin on October 1, 2006 and continue for a period of two (2) years and nine (9) months, terminating on June 30, 2009.

3.    EMPLOYEE RESPONSIBILITIES

      3.1 The Employee shall be responsible for all operations and management of MANARIS, including strategic planning & direction, mergers & acquisitions and relations with the board of directors.

      3.2 The Employee shall diligently, faithfully and honestly serve MANARIS during the term of his employment, and shall use his best efforts to promote the interests of MANARIS.

      3.3 The Employee shall devote all his time and attention to carry out his duties and shall not engage in conduct which would constitute a conflict of interest with MANARIS. The Employee shall not act as a Director or on the advisory committee of other corporations without the prior written authorization of MANARIS. MANARIS shall not unduly withhold such authorization.

4.    SALARY

      4.1   MANARIS shall pay the Employee the following salary:

            - from October 1, 2006 to June 30, 2007: three hundred thousand dollars ($300,000.00) on a yearly basis, less all applicable deductions;

            - from July 1, 2007 to June 30, 2008: three hundred fifteen thousand dollars ($315,000) on a yearly basis, less all applicable deductions;

            - from July 1, 2008 to June 30, 2009: three hundred thirty thousand dollars ($330,000) on a yearly basis, less all applicable deductions;

            to be paid out in accordance with the policies of MANARIS as to payment of salaries to its employees.

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5.    VACATIONS AND BENEFITS

      5.1 Vacations: The Employee shall be entitled to six (6) weeks of paid vacation on a yearly basis. Vacations will be taken at times mutually agreed upon between the Employee and MANARIS.

      5.2 Stock Option: The Employee shall benefit, as of the date of signing of this Agreement, of an option agreement for one million five hundred thousand (1,500,000) shares of Common stock in the share capital of Manaris Corporation, a Nevada corporation, the whole in accordance with the terms and conditions of the Option Agreement and the Stock Option Plan attached hereto as schedule A.

            The option will be vested as follows:

                  ----------------------- --------------------------
                     Date of vesting         Options to acquire
                  ----------------------- --------------------------
                     June 30, 2007           500 000 shares
                  ----------------------- --------------------------
                     June 30, 2008           500 000 shares
                  ----------------------- --------------------------
                     June 30, 2009           500 000 shares
                  ----------------------- --------------------------


            In case of termination without Serious Reason, as Serious Reason is defined in paragraph 9.2, the Employee will be entitled to exercise the options that are vested at the date of termination and the options that would have vested within twelve (12) months of the said termination, within ninety (90) days of said date of termination. In no event may the vested options be exercised later than the expiration of the term of the options as set forth in the Option Agreement.

      5.3 Bonus: The Employee shall benefit from a yearly bonus as set forth in Schedule B.

      5.4 Benefits: The Employee shall benefit of the group insurance plan offered to MANARIS employees. MANARIS reserves the right to modify the group insurance plan at any time, at its absolute discretion.

      5.5 Car Allowance: MANARIS shall pay up to one thousand five hundred dollars ($1,500) per month for the use of a car. This amount shall include all costs in relation to the use of a care notably, insurance, licensing, maintenance and normal usage of the car.

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      5.6   Health  Club:  MANARIS  shall  pay up to two  thousand  two  hundred dollars ($2,200) per year for the Employee's membership in a health club.

      5.7 Golf Club: MANARIS shall pay up to five thousand dollars ($5,000) per year for the Employee's membership in a golf club.

      5.8 Housing: MANARIS shall pay up to two thousand eight hundred dollars ($2,800) per month for the use of an apartment in Montreal. This amount shall include all housing costs notably, insurance, maintenance and furniture.

      5.9 Travelling: MANARIS shall reimburse the Employee for the costs of a weekly round-trip air plane ticket (Toronto-Montreal) in economy class.

      5.10 Expenses: MANARIS agrees to reimburse the Employee for the eligible expenses incurred in the execution of his functions, upon presentation of an expense report, in accordance with MANARIS policies, which may be modified from time to time by MANARIS at its absolute discretion.

6.    CONFIDENTIAL INFORMATION

      6.1 Access to information: As part of his functions with MANARIS or any current or future subsidiary or affiliated company of MANARIS (individually a "Subsidiary" or collectively the "Subsidiaries"), the Employee shall have access to information concerning the business of MANARIS, its clients or its supplier and its subsidiaries.

      6.2 Confidential information: Information that can reasonably be considered confidential or whose disclosure would have an impact on the interests of MANARIS, its clients or its subsidiaries and namely, without limiting the general scope of the foregoing, any information concerning the affairs of MANARIS, its clients or its subsidiaries, including bids, financial information, methods, processes, software, names, clients' skills and requirements, suppliers, list of employees and distributors, ideas, concepts, projects, discoveries, inventions (patentable or not), know-how as well as other technical and business knowledge, regardless of their form or the media (if applicable) on which they may be presented, including all sketches, lists, reports, models, prototypes, disks, diskettes, tapes or other documents or similar objects, constitutes confidential information under the present agreement and is the property of MANARIS, its clients and its subsidiaries, whether or not such information has been declared confidential.

      6.3 Confidentiality: The Employee agrees, for the entire duration of the present agreement and after the termination of it, to maintain the confidentiality of the confidential information as defined in paragraph 6.2 and not to disclose, directly or indirectly, any part of it to anyone or to use it in any manner.


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      6.4   Photocopies or other  reproductions:  At the request of MANARIS, the
            Employee shall immediately hand over any documents in his possession or under his control that contain confidential information, as well as reproductions thereof.

      6.5 Policies: The Employee agrees to respect all policies that may be implemented by MANARIS or its subsidiaries from time to time regarding confidential information, the confidential information of any MANARIS client, as well as any commitments to which they are privy and that bind MANARIS with any of its clients.

      6.6 Use of information: The Employee agrees not to take or keep, at the end of his employment, any document or any reproduction of confidential information or any other physical property belonging to MANARIS, its clients or the companies associated with it.

      6.7 Exceptions: MANARIS recognizes that the Employee shall not be in default of his commitments under this agreement if the Employee discloses information:

            6.7.1 That,  not being the fault of the Employee or any other person under the terms of their commitments to MANARIS or MANARIS clients, is in the public domain or becomes so;

            6.7.2 That, in accordance with the law, must be disclosed; or

            6.7.3 That the Employee must necessarily  disclose in exercising his functions with MANARIS, MANARIS clients or the companies associated with it.

7.    LOYALTY AND NON-COMPETITION

      7.1 Loyalty: The Employee agrees during his employment and after the termination of it, not to act in a manner that is disloyal to MANARIS, its subsidiaries, or their clients, including, without
            limiting  the  general  scope  of  the  foregoing,   not  negatively
            impacting  or  attempting  to  negatively  impact the  relations  of
            MANARIS, its subsidiaries with their employees, distributors, suppliers, representatives, clients or other parties with which MANARIS, or its subsidiaries, do business; furthermore, the Employee shall not accept any gifts, commissions or earnings from persons doing business with MANARIS, its subsidiaries, their clients or companies related thereto.

      7.2 Non-competition: The Employee agrees, for the entire duration of the present agreement and for a period of twelve (12) months following the end of the agreement, not to do the following, either directly or indirectly:


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            7.2.1 The Employee  will not enter into the  employment of any other person, partnership, or corporation or provide services to any such person which is in direct competition with the Products (as hereinafter defined) of MANARIS and its subsidiaries and Employee shall not engage directly or indirectly in such competitive business or enterprise, financially, or as an advisor, consultant, owner or agent or in any other relation or capacity whatsoever in Canada;

                  For the purpose of this agreement, "Products" shall mean fiber optic components and modules; environmental monitoring instruments and systems; and electronic devices providing wireless access, tracking and control of assets."

            7.2.2 Solicit  clients of MANARIS and its  subsidiaries  in order to sell them products or services that are in competition with the Products of MANARIS and its subsidiaries;

            7.2.3 Employ  or  solicit  to  employ  or  poach  any   employee  or
                  consultant of MANARIS or its subsidiaries.

            In the event that the employment of the Employee is unilaterally terminated by MANARIS without Serious Reason and the compensation mentioned in sub-section 9.3 is not paid by MANARIS in accordance with the said section 9.3, the provisions of the section 7.2.1 shall not apply.

      7.3 Reasonableness: The Employee expressly declares and recognizes that the restrictions stipulated in paragraphs 7.1 and 7.2 are reasonable and valid in terms of their duration, the activities and persons targeted, that they are essential in order to allow MANARIS and its subsidiaries to adequately protect their position in the market in which they do business, operate and pursue activities, that they represent the agreement concluded between MANARIS and the Employee and, consequently, dispense MANARIS and its subsidiaries from having to establish their validity. In the event that a court were to rule that the above-mentioned non-competition commitment is too broad in scope of activities or territory or too long in duration, the Parties undertake to negotiate new covenants respecting the maximum level deemed reasonable.

8.    PENALTIES AND EXTENT OF RESTRICTIONS

      8.1 Failure to respect commitments: The Employee recognizes that his failure to respect his commitments and obligations mentioned in sections 6 or 7 would cause irreparable damage to MANARIS and that MANARIS and its subsidiaries shall have the right to resort to legal action to obtain an injunction or damages or any other recourse in response to such a violation or threat of violation.

      8.2 Extent of restrictions: The parties recognize that if the extent of any restriction contained in sections 6 or 7 is deemed unreasonable to allow for full applicability, such restriction shall then be applicable to the maximum extent permitted by the laws of Quebec. The Employee hereby agrees and accepts that the extent of this restriction may, if necessary, be modified accordingly as part of any legal action taken in order to give effect to this restriction and ensure it is respected.


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9.    TERMINATION

      9.1 This agreement shall be renewed automatically for succeeding terms of one (1) year unless MANARIS gives notice to Employee, at least one hundred and eighty (180) days prior to the expiration of this agreement or of any term of renewal, of its intention not to renew.

            In the event that MANARIS provides the Employee with the 180 day notice hereinabove mentioned, the agreement will automatically terminate at the expiration of the Agreement, without further notice or indemnity in lieu of notice.

      9.2 MANARIS may terminate this Agreement for Serious Reason in writing at any time and without notice period or compensation of any kind whatsoever. The employment of the Employee under the present agreement may be terminated or end earlier, and shall in fact be automatically terminated without notice in the following cases, which shall constitute Serious Reason:

            9.2.1 At the  expiration  of the  Agreement  given that  MANARIS has provided the notice set forth in sub-section 9.1;

            9.2.2 The Parties agree in writing to terminate this Agreement;

            9.2.3 The  Employee  seriously  neglects his  obligations  under the present agreement; or

            9.2.4 The Employee  commits an act of theft,  fraud or  embezzlement against MANARIS or any other material acts of dishonesty; or

            9.2.5 Any serious  reasons within the meaning of section 2094 of the
                  Civil Code of Quebec.

      9.3 Termination of the Employee without Serious Reason: Due to the nature of MANARIS's competitive business environment, the fact that its business is highly knowledge driven and because of the Employee's executive position, MANARIS may, in its sole and absolute discretion, at any time, without being obliged to demonstrate cause or Serious Reason, terminate the Employee's employment upon the payment of an indemnity in lieu of notice equal to the Employee's salary and benefits that would have been payable by MANARIS under sub-sections 4.1 and 5.4 of this agreement for the fifteen (15) months following termination, as well as the bonus payment under Schedule "B" prorated to the period during which the Employee was in the employ of MANARIS for the then current bonus period. Such indemnity and bonus payment shall be paid, at the sole discretion of MANARIS, in a lump sum or in fifteen (15) equal instalments, less applicable deductions.


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      9.4   Termination  by the Employee:  The  employment of the Employee under this Agreement shall terminate upon receipt by MANARIS of a two (2) months prior written notice of resignation signed by the Employee. In such event, the Employee shall receive no further payment after the expiry of this resignation notice.

10.   CHANGE IN CONTROL

      10.1 In the event that during the term of this Agreement, a Change in Control occurs and the Employee's employment is terminated:

            10.1.1 by MANARIS  without  Serious Reason within a period of twelve
                   (12) months of the Change in Control; or

            10.1.2 by  the  Employee,  for  Good  Reason,  and  other  than  for voluntary resignation or voluntary retirement, within a period of twelve (12) months of the Change in Control;

                   the Employee shall be entitled to  compensation  set forth in
                   Section 9.3 and the vesting as described in paragraph 5.2 shall apply as of the date of termination caused by the Change in Control.

      10.2  For the purpose of this Agreement:

            10.2.1 Change in Control:  shall mean the  acquisition of issued and outstanding shares carrying more than 50% of the vote attaching to shares of MANARIS, or acquisition of more than fifty percent (50%) of the assets of MANARIS by any corporation, partnership, joint venture, person or group of persons acting together,

            10.2.2 Good  Reason:  shall  mean,  without the  Employee's  express consent, written or otherwise, any of the following:

                   a) Assignment to the Employee of any duties inconsistent with status as President and Chief Executive Officer of MANARIS or removal of the Employee from the position of President and Chief Executive Officer of MANARIS, or a substantial alteration in the nature or status of the Employee's responsibilities from those in effect as of the date hereof;

                   b) Reduction by MANARIS in the Employee's annual salary (section 4) or benefits (set forth in section 5.4) or bonus (set forth in section 5.3) as in effect on the date hereof or as same may be increased from time to time;


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                   c)   Requirement  by MANARIS that the Employee  relocate from
                        Toronto, or such requirement that de facto forces the Employee to relocate from Toronto;

                   d) Change in the Employee's reporting relationship such that the Employee does not report directly to the board of directors.

11.   RECOURSE AND ENFORCEABILITY

      11.1 Recourse: The Employee recognizes that the beneficiaries of their obligations under the terms of the present agreement could suffer serious and irreparable damage due to the breach of the commitments stipulated in the present agreement, harm that damages would be unable to compensate. The Employee expressly agrees that in the event that the above-mentioned commitments are breached, MANARIS and any other beneficiary of the present commitments may resort to injunctions or other remedial action permitted by a competent court to have the provisions of the present agreement executed without harming the exercising of all other available recourse, including but without limiting the general scope of the foregoing, recourse to damages.

12.   NOTICES

      12.1 Any notice, request or other communication required pursuant to this Agreement shall be in writing and shall be delivered in person, or sent by mail, registered mail, if the postal service is in operation throughout Canada, or by fax to the following addresses:

            12.1.1    to John G. Fraser:

                      104 Elm Avenue
                      Toronto (Ontario) M4W 1P2
                      Fax: (416) 966-5268

            12.1.2    to MANARIS:

                      1155 Rene-Levesque Blvd. - Suite 2720
                      Montreal (Quebec), H3B 2K8
                      To the attention of the Chairman of the Board of Directors
                      Fax: (514) 337-0985

      Such notice shall be deemed as having been received the business day immediately following the delivery or transmission by fax or in person. If it is sent by mail, it shall be deemed as having been received the third
      (3rd) business day after the date it was mailed. However, if after having mailed the notice, the postal service is stopped for whatever reason, it shall be delivered in person or faxed. A Party may, from time to time, change his mailing address by notifying the other Parties.


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13.   FURTHER DOCUMENTATION

      13.1 The parties hereto and each of them hereby consents and agrees to do such things, attend such meetings, and to execute such further documents and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with its true intent.

14.   WAIVERS

      14.1 No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

      14.2 No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

15.   HEADINGS

      15.1 The insertion of headings and the division of this Agreement into sections and subsections is for convenience of reference only and shall not affect the interpretation hereof.

16.   MISCELLANEOUS

      16.1 Currency: Amounts to be advanced, paid or calculated under this Agreement are to be advanced, paid or calculated in Canadian dollars.

      16.2 Enforceability: Any decision by a court to the effect that one of the provisions in the present agreement is null or non enforceable shall in no way affect the validity or the enforceability of the other provisions in the present agreement.

      16.3 Applicable laws: The present agreement is interpreted under and governed by the applicable laws of Quebec and the applicable laws of Canada. The Superior court of the province of Quebec, district of Montreal shall have jurisdiction.

      16.4 Legal advice: The Employee declares that he has had the opportunity to seek independent legal advice with respect to the present agreement and fully understands it.


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17.   FRENCH LANGUAGE

      17.1 The parties have expressly agreed that this agreement as well as any related documents be drafted in English. Les parties reconnaissent avoir expressement exige la redaction en anglais de la presente convention, ainsi que tout document execute a la suite ou relativement a la presente convention.





IN WITNESS WHEREOF, the parties signed the present service agreement on the date and at the place mentioned above.


MANARIS INC.




/s/ John H. Simons                                /s/ John G. Fraser
----------------------------                      ------------------
By: JOHN H. SIMONS, Chairman                      JOHN G. FRASER


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                                   SCHEDULE B

                                      BONUS

The yearly Reference Period and Salary for the calculation of the Bonus shall be as per section 4.1, except for the period October 1, 2006 to June 30, 2007, which shall be interpreted as a full 12 months Reference Period corresponding to the fiscal year of MANARIS.

The Employee shall be eligible for an annual bonus in cash, targeted at 50% of the Salary of the Employee payable for the Reference Period. The bonus is payable at the latest ninety (90) days following the end of the Reference Period.

For the first Reference Period, namely October 1, 2006 to June 30, 2007, the target of 50% shall be distributed as outlined below. For subsequent Reference Periods, new target distributions shall be determined by the Board of Directors.

A target of 12.5% shall be based on the doubling of revenue of MANARIS as evidenced by the audited financial statements for the fiscal year ended June 30, 2007 compared to the revenue in the audited financial statements for the fiscal year ended June 30, 2006. The 12.5% shall be earned if the revenue doubles from 2006 to 2007, and the amount earned shall vary linearly from 0% if revenue stays the same year to year, to 25% if revenue triples.

A target of 12.5% shall be based on the reduction in net cash used in operating activities from continuing operations by MANARIS (Net Cash Used) in the fourth quarter of fiscal 2007 compared to the same measure in the fourth quarter of fiscal 2006 as evidenced by the audited financial statements. The 12.5% shall be earned if Net Cash Used is zero in the fourth quarter of fiscal 2007, and the amount earned shall vary linearly from 0% if the Net Cash Used stays the same from year to year, to 25% if Net Cash Used in the fourth quarter of fiscal 2007 is positive (i.e.Net Cash Provided) and is equal in magnitude to the Net Cash Used in the fourth quarter of fiscal 2006.

A target of 5% shall be based on the implementation of robust business arrangements with C-Chip's partner, iMetrik.

A target of 5% shall be based on the successful completion of the $3.6 million financing by MANARIS.

A target of 5% shall be based on the adoption of a streamlined system of financial reporting for MANARIS and its operating subsidiaries.

A  target  of  5%  shall  be  based  on  the   simplification   of  the  holding
company/subsidiary structure of MANARIS.

A target of 5% shall be based on progress being made towards a new acquisition for MANARIS.

The five preceding 5% factors, being based on qualitative measures, shall be assessed by the Board of Directors, which at its sole discretion shall be empowered to weight the factors by a multiplier varying from 0 to 2 times.